Exhibit 5.2

1735 Market Street, 51st Floor

Philadelphia, PA 19103-7599

TEL 215.665.8500

FAX 215.864.8999

www.ballardspahr.com

April 4, 2016

Exelon Corporation

10 South Dearborn Street

P.O. Box 805379

Chicago, Illinois 60680-5379

Re: Registration of Exchange Notes

Ladies and Gentlemen:

We have acted as Pennsylvania counsel to Exelon Corporation, a Pennsylvania corporation (“Exelon”) in connection with the Registration Statement on Form S-4 (the “Registration Statement), filed by Exelon with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of Exelon’s $807,082,000 aggregate principal amount of 3.950% Notes due 2025, $333,485,000 aggregate principal amount of 4.950% Notes due 2035 and $741,001,000 aggregate principal amount of 5.100% Notes due 2045 (collectively, the “Exchange Notes”). Capitalized terms not otherwise defined herein shall have the meaning given in the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) Exelon’s Articles of Incorporation, as amended, and (iii) the Exelon’s By-laws, as amended. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of Exelon, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereafter set forth.

In rendering the opinion expressed below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of Exelon. In making our examination of documents executed by parties other than Exelon, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

On the basis of the foregoing, we are of the opinion that:

1.	Exelon is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania and duly authorized to exercise all the powers recited in its Articles of Incorporation, and to transact business in the Commonwealth of Pennsylvania and to own its properties (all as described in the Registration Statement) and to perform its obligations under the Exchange Notes and the Indenture.

2.	Exelon has duly authorized, executed and delivered the Indenture and has duly authorized the issuance of the Exchange Notes.

We express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Pennsylvania.

We consent to the filing of this opinion as an Exhibit 5 to the Registration Statement and to the reference to this firm under the heading “Validity of the Exchange Notes” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

We hereby consent to reliance on this opinion letter and the opinions provided herein by Kirkland & Ellis LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

Very truly yours,

/s/ Ballard Spahr LLP